Exhibit 3.2


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                                CareCentric, Inc.
                            (a Delaware corporation)

                                  WITH AND INTO

                         Simione Central Holdings, Inc.
                            (a Delaware corporation)

     Simione Central Holdings, Inc., (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

     1. The Corporation is a business corporation of the State of Delaware.

     2. The Corporation is the owner of all of the outstanding shares of the stock of CareCentric, Inc., which is also a business corporation of the State of Delaware.

     3. On November 14, 2000, the Board of Directors of the Corporation adopted the following resolutions to merge CareCentric, Inc. with and into the Corporation and to change the name of the Corporation:

          RESOLVED, that CareCentric, Inc. be merged with and into the Corporation and that all of the estate, property, rights, privileges, powers and franchises of CareCentric, Inc. be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by CareCentric, Inc. in its name;

          FURTHER RESOLVED, that the Corporation shall assume all of the obligations of CareCentric, Inc.;

          FURTHER RESOLVED, that upon the effective date of the merger, the name of the Corporation shall be changed to "CareCentric, Inc."; and

          FURTHER RESOLVED, that the officers of the Corporation be and each of them hereby is authorized, empowered and directed, on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions, to execute, deliver and file or cause to be executed, delivered and filed all such further instruments, agreements, amendments, documents, certificates, applications, notices and undertakings and to incur and pay all such necessary fees and expenses as in their respective judgments shall be necessary, proper or reasonable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by its Chief Executive Officer, and such authorized officer hereby declares, under penalty of perjury under the laws of the State of Delaware, that he signed this Certificate of Ownership and Merger in the official capacity set forth beneath his signature and that the statements set forth in this Certificate of Ownership and Merger are true and correct to his own knowledge this ____ day of January, 2001.


                                    Simione Central Holdings, Inc.


                                    By: /s/ R. Bruce Dewey
                                        ----------------------------------------
                                        R. Bruce Dewey
                                        President and Chief Executive Officer





                                       2
1272486v1